GGP REPORTS SECOND QUARTER 2017 RESULTS
AND DECLARES THIRD QUARTER DIVIDEND

Chicago, Illinois, August 2, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2017.

GAAP Operating Results

•
For the three months ended June 30, 2017, net income attributable to GGP was $126 million, or $0.13 per diluted share, as compared to $186 million, or $0.19 per diluted share, in the prior year period. For the six months ended June 30, 2017, net income attributable to GGP was $233 million, or $0.24 per diluted share, as compared to $378 million, or $0.39 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 32.3% from the prior year period primarily due to 2016 gains related to the sale of interests in two properties.

•	The Company declared a third quarter common stock dividend of $0.22 per share, an increase of 10% over the third quarter of 2016.

Company Operating Results

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased approximately 0.7% and 1.6% from the prior year period for the three and six months ended June 30, 2017, respectively.

•
For the three months ended June 30, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $551 million as compared to $544 million in the prior year period, an increase of 1.3%. For the six months ended June 30, 2017, Company NOI as adjusted was $1.11 billion as compared to $1.09 billion, an increase of 2.2%.[1]

•
For the three months ended June 30, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $507 million as compared to $502 million in the prior year period, an increase of 1.1%. For the six months ended June 30, 2017, Company EBITDA as adjusted was $1.03 billion as compared to $1.01 billion, an increase of 2.5%.[1]

•
For the three months ended June 30, 2017, Company Funds From Operations (“Company FFO”) was $335 million, or $0.35 per diluted share, as compared to $340 million, or $0.35 per diluted share, in the prior year period. For the six months ended June 30, 2017, Company FFO was $681 million, or $0.71 per diluted share, as compared to $723 million, or $0.75 per diluted share, in the prior year period.

•	Same Store leased percentage was 95.7% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.4% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $705 an increase of 1.7% over the prior year.

•	Tenant sales (all less anchors) increased 0.8% on a trailing 12-month basis, excluding apparel the increase is 3.1%.

1.	See Supplemental Information page 4 for items included as adjustments.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.3 billion is under construction and $0.2 billion is in the pipeline.
Acquisitions
In the second quarter, the Company acquired its joint venture partner’s interest in Neshaminy Mall in Bensalem, Pennsylvania, and the Younkers anchor box at Jordan Creek Town Center in West Des Moines, Iowa.

The Company received an additional 7.3% of its joint venture partner's membership interests in Miami Design District for two promissory notes totaling $98 million, resulting in a total ownership of 22.3%.

The Company received a 10% joint venture membership interest in 522 Fifth Avenue for a $9.0 million promissory note.

Subsequent to quarter end, the Company closed on two transactions with Seritage Growth Properties for gross consideration of $247.6 million. Pursuant to the transactions, the Company (i) acquired the remaining 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) acquired a 50% joint venture interest in five additional assets for $57.5 million.

Dispositions
The Company sold Red Cliffs Mall in St. George, Utah, for approximately $39.1 million.
The Company completed its disposition of Lakeside Mall.

Financing Activities
Subsequent to quarter end, the Company obtained $325 million of new fixed rate debt with term to maturity of 10.0 years and an interest rate of 3.98%.

Subsequent to quarter end, the Company received a $20 million payment on a promissory note from its joint venture partner.

Dividends
On August 2, 2017, the Company’s Board of Directors declared a third quarter common stock dividend of $0.22 per share payable on October 31, 2017, to stockholders of record on October 13, 2017. This represents an increase of $0.02 per share or 10% growth over the dividend declared for the third quarter of 2016.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 2, 2017, to stockholders of record on September 15, 2017.

3

Guidance

	For the year ending	For the three months ending
Earnings Guidance	December 31, 2017	September 30, 2017

Net income attributable to GGP	$0.58-$0.62	$0.11-$0.13
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$0.56-$0.60	$0.10-$0.12
Loss (gain) from changes in control and other	0.02	-
Depreciation, including share of joint ventures	1.01	0.25
NAREIT FFO	$1.59-$1.63	$0.35-$0.37
Adjustments[1]	(0.03)	0.01
Company FFO per diluted share	$1.56-$1.60	$0.36-$0.38

1.
Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see Non-GAAP Supplemental Financial Measures and Definitions.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Wednesday, August 2, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 44508800.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	June 30, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$3,043,007	$3,066,019
Buildings and equipment	16,144,950	16,091,582
Less accumulated depreciation	(2,930,511)	(2,737,286)
Construction in progress	273,008	251,616
Net property and equipment	16,530,454	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,866,518	3,868,993
Net investment in real estate	20,396,972	20,540,924
Cash and cash equivalents	227,626	474,757
Accounts receivable, net	301,515	322,196
Notes receivable, net	609,415	678,496
Deferred expenses, net	269,445	209,852
Prepaid expenses and other assets	472,473	506,521
Total assets	$22,277,446	$22,732,746
Liabilities:
Mortgages, notes and loans payable	12,496,119	12,430,418
Investment in Unconsolidated Real Estate Affiliates	25,863	39,506
Accounts payable and accrued expenses	591,023	655,362
Dividend payable	201,238	433,961
Deferred tax liabilities	3,664	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	13,524,107	13,769,290
Redeemable noncontrolling interests:
Preferred	52,485	144,060
Common	197,294	118,667
Total redeemable noncontrolling interests	249,779	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,184,043	8,393,722
Noncontrolling interests in consolidated real estate affiliates	34,175	33,583
Noncontrolling interests related to Long-Term Incentive Plan Common Units	43,300	31,382
Total equity	8,503,560	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$22,277,446	$22,732,746

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Minimum rents	$349,205	$363,412	$698,218	$734,544
Tenant recoveries	161,926	169,763	324,982	342,211
Overage rents	3,280	4,375	9,217	12,519
Management fees and other corporate revenues	20,847	18,917	48,990	52,659
Other	20,538	18,119	40,722	39,685
Total revenues	555,796	574,586	1,122,129	1,181,618
Expenses:
Real estate taxes	59,042	57,309	116,536	115,412
Property maintenance costs	10,724	11,955	25,699	29,438
Marketing	1,296	2,738	3,441	4,792
Other property operating costs	69,590	71,601	138,893	141,995
Provision for doubtful accounts	3,166	1,710	6,617	5,111
Property management and other costs	39,025	38,282	80,139	69,027
Provision for loan loss	—	—	—	36,069
General and administrative	15,862	14,650	30,546	28,076
Provisions for impairment	—	4,058	—	44,763
Depreciation and amortization	174,298	156,248	344,596	316,919
Total expenses	373,003	358,551	746,467	791,602
Operating income	182,793	216,035	375,662	390,016
Interest and dividend income	17,452	13,335	35,388	29,393
Interest expense	(134,209)	(148,366)	(266,532)	(296,043)
(Loss) gain on foreign currency	(3,877)	7,893	(694)	16,829
(Loss) gain from changes in control of investment properties and other	(15,841)	38,553	(15,841)	113,108
Gain on extinguishment of debt	55,112	—	55,112
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	101,430	127,450	183,095	253,303
(Provision for) benefit from income taxes	(3,844)	2,242	(8,354)	(679)
Equity in income of Unconsolidated Real Estate Affiliates	30,732	34,618	63,946	92,108
Unconsolidated Real Estate Affiliates - gain on investment	—	25,591	—	40,506
Net Income	128,318	189,901	238,687	385,238
Allocation to noncontrolling interests	(2,455)	(3,956)	(5,665)	(7,513)
Net income attributable to GGP	125,863	185,945	233,022	377,725
Preferred stock dividends	(3,984)	(3,983)	(7,968)	(7,967)
Net income attributable to common stockholders	$121,879	$181,962	$225,054	$369,758
		—
Basic Earnings Per Share:	$0.14	$0.21	$0.25	$0.42
Diluted Earnings Per Share:	$0.13	$0.19	$0.24	$0.39

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$182,793	$216,035	$375,662	$390,016
Loss (gain) on sales of investment properties	83	1	(1,129)	—
Depreciation and amortization	174,298	156,248	344,596	316,919
Provision for loan loss	—	—	—	36,069
Provision for impairment	—	4,058	—	44,763
General and administrative	15,862	14,649	30,546	28,076
Property management and other costs	39,025	38,282	80,139	69,027
Management fees and other corporate revenues	(20,847)	(18,917)	(48,990)	(52,659)
Consolidated Properties	391,214	410,356	780,824	832,211
Noncontrolling interest in NOI of Consolidated Properties	(5,102)	(3,418)	(10,822)	(7,344)
NOI of sold interests	(4,290)	(24,591)	(9,140)	(50,659)
Unconsolidated Properties	175,836	166,625	361,930	354,237
Proportionate NOI	557,658	548,972	1,122,792	1,128,445
Company adjustments:
Minimum rents	3,495	3,330	11,678	6,473
Real estate taxes	1,490	1,490	2,979	2,979
Property operating expenses	788	802	1,576	1,604
Company NOI	563,431	554,594	1,139,025	1,139,501
Less Company Non-Same Store NOI	16,621	11,497	34,297	52,676
Company Same Store NOI	$546,810	$543,097	$1,104,728	$1,086,825
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$125,863	$185,945	$233,022	$377,725
Allocation to noncontrolling interests	2,455	3,956	5,665	7,513
(Loss) gain on sales of investment properties	83	1	(1,129)	—
Gain on extinguishment of debt	(55,112)	—	(55,112)	—
Loss (gains) from changes in control of investment properties and other	15,841	(38,553)	15,841	(113,108)
Unconsolidated Real Estate Affiliates - gain on investment	—	(25,591)	—	(40,506)
Equity in income of Unconsolidated Real Estate Affiliates	(30,732)	(34,618)	(63,946)	(92,108)
Provision for loan loss	—	—	—	36,069
Provision for impairment	—	4,058	—	44,763
Provision for income taxes	3,844	(2,242)	8,354	679
Loss (gain) on foreign currency	3,877	(7,893)	694	(16,829)
Interest expense	134,209	148,366	266,532	296,043
Interest and dividend income	(17,452)	(13,335)	(35,388)	(29,393)
Depreciation and amortization	174,298	156,248	344,596	316,919
Consolidated Properties	357,174	376,342	719,129	787,767
Noncontrolling interest in EBITDA of Consolidated Properties	(4,904)	(3,289)	(10,397)	(7,064)
EBITDA of sold interests	(4,208)	(24,328)	(8,976)	(50,128)
Unconsolidated Properties	165,784	157,689	342,405	336,543
Proportionate EBITDA	513,846	506,414	1,042,161	1,067,118
Company adjustments:
Minimum rents	3,495	3,330	11,678	6,473
Real estate taxes	1,490	1,490	2,979	2,979
Property operating expenses	788	802	1,576	1,604
Company EBITDA	$519,619	$512,036	$1,058,394	$1,078,174

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$125,863	$185,945	$233,022	$377,725
Redeemable noncontrolling interests	975	1,358	1,805	2,883
Provision for impairment excluded from FFO	—	4,058	—	44,763
Noncontrolling interests in depreciation of Consolidated Properties	(2,008)	(1,168)	(4,783)	(3,283)
Unconsolidated Real Estate Affiliates - gain on investment	—	(25,591)	—	(40,506)
Loss (gains) on sales of investment properties	83	—	(1,129)	1
Preferred stock dividends	(3,984)	(3,983)	(7,968)	(7,967)
Loss (gains) from changes in control of investment properties and other	15,841	(38,553)	15,841	(113,108)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	169,867	152,134	335,845	309,696
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	74,566	68,038	148,559	135,344
FFO	381,203	342,238	721,192	705,548
Company adjustments:
Minimum rents	3,495	3,330	11,678	6,473
Property operating expenses	1,490	1,490	2,979	2,979
Property management and other costs	788	802	1,576	1,604
Investment income, net	(205)	(205)	(409)	(409)
Market rate adjustments	(1,122)	(1,453)	(2,332)	(2,672)
Provision for loan loss	—	—	—	28,549
Loss (gain) on foreign currency	3,877	(7,893)	694	(16,829)
Provision (benefit) for income taxes	—	724	—	(4,355)
FFO from sold interests	(54,809)	1,017	(54,444)	1,965
Company FFO	$334,717	$340,050	$680,934	$722,853

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.13	$0.19	$0.24	$0.39
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.13	0.19	0.23	0.38
Provision for impairment excluded from FFO	—	—	—	0.05
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	—
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.03)	—	(0.04)
Loss (gains) from changes in control of investment properties and other	0.02	(0.04)	0.02	(0.12)
Depreciation and amortization of capitalized real estate costs	0.25	0.24	0.52	0.47
FFO per diluted share	0.40	0.36	0.76	0.74
Company adjustments:
Straight-line rent	—	—	0.01	0.01
Loan loss provision	—	—	—	0.03
Gain on foreign currency	—	(0.01)	—	(0.03)
FFO from sold interests	(0.05)	—	(0.06)	—
Company FFO per diluted share	$0.35	$0.35	$0.71	$0.75